EXHIBIT 23.1


                      CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference of our report dated March 26, 1999, with respect to the consolidated financial statements and schedule of NTL Communications Corp. (formerly known as NTL Incorporated) included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission in the Registration Statement (Form S-8) of NTL Incorporated for the registration of 58,963 shares of its common stock.


                                          ERNST & YOUNG LLP

New York, New York
October 15, 1999